                                                                   Exhibit 10.11





                                                              December 12, 1997

PRIVATE AND CONFIDENTIAL

AHC I Acquisition Corp.
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

Attention:          David Wittels

Gentlemen:

            This letter agreement (the "Agreement") confirms our understanding that AHC I Acquisition Corp. (which together with its subsidiaries is hereinafter referred to as the "Company") has engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its (i) exclusive financial advisor commencing with the acceptance of this Agreement with respect to the acquisition of Arcade Holding Corporation (the "Acquisition"), and (ii) following the closing of the Acquisition and continuing for a period through December 31, 2002 (the "Engagement Period") with respect to the review and analysis of financial and structural alternatives available to the Company with a view to meeting its long term strategic objectives.

            As discussed, we propose to undertake certain services on your behalf, to the extent requested by you, which shall consist of the following:
(i) advising you with regard to the Acquisition, (ii) assisting you in analyzing the Company's operations and its historical performance; and (iii) assisting you in analyzing the Company's future prospects.

            As compensation for the services to be provided by DLJ hereunder, the Company agrees to pay DLJ (i) a financial advisory fee of $2,000,000 for services related to the Acquisition, payable upon consummation of the Acquisition and (ii) an annual advisory fee of $250,000, payable quarterly in equal installments of $62,500, payable March 31, June 30, September 30 and December 31 of each year. As further compensation, the Company agrees that in the event the Company determines to pursue any Transaction (as hereinafter defined) during the period of our engagement, DLJ shall have the right to act as the Company's exclusive financial advisor, sole placement agent, sole initial purchaser or sole managing underwriter or sole dealer-manager, as the case may be, with respect to each such Transaction.

            For purposes of this letter, the term "Transaction" shall include each of the following: (i) the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving any portion of the business, securities or assets of the Company; (ii) the acquisition (and any related matters such as financings, divestitures, etc.), in one or a series of transactions, of all or a portion of the business, securities or assets of another entity or person; (iii) any recapitalization, refinancing, repurchase or restructuring of the Company's equity or debt securities or indebtedness or any amendments or modifications to the Company's debt securities or indentures whether or not in connection therewith, involving, by or on behalf of the Company, an offer to purchase or

AHC I Acquisition Corp.
Page 2                                                        December 12, 1997

exchange for cash, property, securities, indebtedness or other consideration, or a solicitation of consents, waivers of authorizations with respect thereto;
(iv) any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company; or (v) any sale of securities of the Company effected pursuant to a private sale or an underwritten public offering.

            If the Company determines to pursue any such Transaction, DLJ and the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by DLJ or other investment bankers of international standing acting in similar transactions. DLJ shall have no obligation to act as placement agent, initial purchaser, underwriter, or dealer manager to the Company or to place or purchase any securities of the Company, except to the extent that such obligations arise out of a placement agent agreement, purchase agreement, underwriting agreement or dealer-manager agreement, as the case may be, with respect to a particular Transaction executed and delivered by both DLJ and the Company.

            As further consideration for its services hereunder, the Company shall, upon request by DLJ from time to time, reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement hereunder, regardless of whether a Transaction is consummated. As DLJ will be acting on your behalf, it is our practice to receive indemnification and the Company agrees to the indemnification and other obligations set forth in Schedule I attached hereto, which Schedule is an integral part hereof.

            The Company acknowledges and agrees that DLJ has been retained solely to provide the advice or services set forth in this Agreement. In such capacity, DLJ shall act as an independent contractor, and any duties of DLJ arising out of its engagement hereunder shall be owed solely to the Company.

            The Company shall make available to DLJ all available financial and other information concerning its business and operations which DLJ reasonably requests and will provide DLJ with access to the Company's officers, directors, employees, independent accountants and legal counsel. In performing its services hereunder, DLJ shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its advisors and, except as otherwise specifically agreed to in a writing signed by both parties, shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets. To the extent consistent with legal requirements, all information given to DLJ by the Company, unless publicly available or otherwise available to DLJ without restriction or breach of any confidentiality agreement, will be held by DLJ in confidence and will not be disclosed to anyone other than DLJ's agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement.

            Any advice, written or oral, provided by DLJ pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with the advisory services performed by DLJ hereunder and will not be reproduced, summarized, described or referred to, or furnished to any other party or used for any other purpose, except in each case with our prior written consent.

AHC I Acquisition Corp.
Page 3                                                        December 12, 1997



            This Agreement may be terminated by DLJ at any time or by the Company upon expiration of the Engagement Period upon receipt of written notice to that effect by the other party. Upon any termination or expiration of this Agreement, DLJ will be entitled to prompt payment of all fees accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses as described above. The indemnity and other provisions contained in Schedule I will also remain operative and in full force and effect regardless of any termination or expiration of this Agreement. This Agreement shall be extended automatically and without further action by the parties for an additional term of one (1) year, unless otherwise terminated by either party in writing within 60 days prior to the expiration of the initial term or the applicable renewal term.

            The Company further agrees that it will not enter into a Transaction referred to in the preceding paragraph unless, prior to or simultaneously with consummation of such Transaction, adequate provision is made with respect to the payment of compensation to DLJ as contemplated by such paragraph.

            This Agreement including Schedule I hereto, incorporates the entire understanding of the parties and supersedes all previous agreements with respect to the subject matter hereof and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of the Company, DLJ, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

            The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement (including Schedule I). The Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Company shall be effective service of process for any action, suit or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

            The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement (including Schedule I). The Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Company shall be effective service of process for any action, suit or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

            The prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing party all of the attorney fees and

AHC I Acquisition Corp.
Page 4                                                        December 12, 1997

other expenses the prevailing party may incur in such suit, action or proceeding and in any subsequent suit to enforce a judgment.

            This letter agreement shall be binding upon and inure to the benefit of the Company, DLJ, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

            If any term, provision, covenant or restriction contained in this Agreement, including Schedule I, is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            After reviewing this letter, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this Agreement attached hereto, whereupon it shall be our binding Agreement.

                                               Very truly yours,

                                               DONALDSON, LUFKIN & JENRETTE
                                                 SECURITIES CORPORATION


                                               By: /s/ Colin Knudsen
                                                  -----------------------------
                                                  Colin Knudsen
                                                  Managing Director

Accepted and agreed to
this 12th day of December, 1997

AHC I ACQUISITION CORP.

By: /s/ David Wittels
   ---------------------------
      David Wittels

                                   SCHEDULE I

            This Schedule I is a part of and is incorporated into that certain letter agreement (together, the "Agreement") dated December 12, 1997 by and between AHC I Acquisition Corp. (the "Company") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").

            The Company will indemnify and hold harmless DLJ and its affiliates, and the respective directors, officers, agents and employees of DLJ and its affiliates (other than the Company) (DLJ and each such entity or person, an "Indemnified Person"), from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Schedule I).

            Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by DLJ, assume the defense of any such Action including the employment of counsel reasonably satisfactory to DLJ. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent. In addition, the Company will not, without prior written consent of DLJ, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

            In the event the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and DLJ, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by DLJ pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to
(b) the fees paid or to be paid to DLJ under the Agreement.

            The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

            The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.